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                                                                  EXHIBIT (j)(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Shareholders and Board of Trustees
ING Mutual Funds:

We consent to the use of our report dated December 19, 2003 incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

                                   /s/KPMG LLP


Boston, Massachusetts
September 8, 2004